Exhibit 99.1

April 25, 2023

Simmons First National Corporation Reports First Quarter 2023 Results

Bob Fehlman, Simmons’ Chief Executive Officer, commented on first quarter 2023 results

While the continued challenges from rising interest rates, coupled this quarter with heightened market volatility, brought amplified attention to the financial services industry, our focus remained on the fundamentals that have served us well during our 120-year history.

Deposit levels were stable, further highlighting the granularity of our deposit base, as well as the long-term relationships we have with many of our customers. Consistent with industry trends, we experienced migration to higher rate deposits throughout the quarter, resulting in an increase in the cost of deposits. Despite these challenges, we continued to operate from a position of strength given our solid liquidity position. Uninsured deposits represented only 23 percent of total deposits. At $10.8 billion, additional liquidity sources available to the company represented 2.0 times the level of uninsured deposits. Capital levels increased with all regulatory capital ratios significantly above “well-capitalized” guidelines, and our TCE ratio ended the quarter at 7.3 percent. Key credit quality metrics also remained strong with our NPL coverage ratio at 324 percent and our allowance to loan ratio at 1.25 percent.

Overall expenses were well contained in the quarter. Through our Better Bank Initiative, we have identified an estimated $15 million in annual noninterest expense cost savings that we expect to be fully incorporated into our run-rate by the end of 2023. The programs under this initiative are designed to optimize operational processes, further improve the customer experience and increase our capacity to capitalize on organic growth opportunities, while at the same time improving our long-term growth profile.

Financial Highlights	1Q23	4Q22	1Q22	Q1 23 Highlights
Balance Sheet (in millions)

Metrics as of quarter end:

• Stable deposit levels further highlight the granularity of our deposit portfolio and long-term relationships with many customers

• Solid liquidity position with loan to deposit ratio at 74%; other borrowings unchanged at 6% of total liabilities

• Uninsured deposits represented 23% of total deposits; additional liquidity sources provide 2.0x coverage of uninsured deposits

• Disciplined loan growth as total loans increase 3% on a linked quarter basis

• Maintained strong credit quality metrics; NPL coverage ratio at 324% and allowance to loan ratio of 1.25%

• All regulatory capital ratios continue to significantly exceed “well-capitalized guidelines; TCE ratio[1] at 7.3%

Total deposits	$22,452	$22,548	$19,392
Total loans	16,555	16,142	12,029
Total investment securities	7,521	7,613	8,197
Total shareholders’ equity	3,340	3,269	2,962
Asset Quality
Net charge-off ratio	0.03%	0.13%	0.22%
Nonperforming loan ratio	0.38	0.37	0.53
Nonperforming assets to total assets	0.26	0.23	0.29
Allowance for credit losses to total loans	1.25	1.22	1.49
Nonperforming loan coverage ratio	324	334	278
Capital Ratios
Equity to assets	12.11%	11.91%	12.10%
Tangible common equity (TCE) ratio [1]	7.25	7.00	7.37
Common equity tier 1 (CET1) ratio	11.87	11.90	13.52
Total risk-based capital ratio	14.47	14.22	16.42
Liquidity ($ in millions)
Loan to deposit ratio	73.74%	71.59%	62.03%
Borrowed funds to total liabilities	6.32%	5.73%	8.91%
Uninsured deposits	$ 5,268	$ 6,740	$5,910
Additional liquidity sources	$10,780	$10,604	$8,358
Coverage ratio of uninsured deposits	2.0x	1.6x	1.4x
Performance Measures (in millions)
Total revenue	$223.7	$237.7	$187.8
Pre-provision net revenue[1]	80.4	95.2	59.5
Adjusted pre-provision net revenue[1]	82.8	92.2	62.3
Provision for credit losses on loans	10.9	-	(19.9)
Provision for credit losses on securities	13.3	-	-
Noninterest income	45.8	44.6	42.2
Noninterest expense	143.2	142.6	128.4

P.O. BOX 7009 501 MAIN STREET PINE BLUFF, ARKANSAS 71611-7009 (870) 541-1000 www.simmonsbank.com

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $45.6 million for the first quarter of 2023, compared to $83.3 million in the fourth quarter of 2022 and $65.1 million in the first quarter of 2022. Diluted earnings per share were $0.36 for the first quarter of 2023, compared to $0.65 in the fourth quarter of 2022 and $0.58 in the first quarter of 2022. Adjusted earnings1 for the first quarter of 2023 were $47.3 million, compared to $81.1 million in the fourth quarter of 2022 and $67.2 million in the first quarter of 2022. A summary of certain items, consisting primarily of merger related costs and branch right-sizing costs, are described in the “Reconciliation of Non-GAAP Financial Measures” tables below.

Total revenue for the first quarter of 2023 was $223.7 million, compared to $237.7 million in the fourth quarter of 2022 and $187.8 million in the first quarter of 2022. Pre-provision net revenue1 for the first quarter of 2023 was $80.4 million, compared to $95.2 million in the fourth quarter of 2022 and $59.5 million in the first quarter of 2022. Adjusted pre-provision net revenue1 was $82.8 million, compared to $92.2 million in the fourth quarter of 2022 and $62.3 million in the first quarter of 2022.

The decline in revenue and pre-provision net revenue on a linked quarter basis primarily reflected a decrease in net interest income, as an increase in deposit cost and the continued change in the mix of deposits more than offset an increase in interest income on earning assets, an increase in noninterest income and well contained noninterest expense growth. Results for the first quarter of 2023 also include a provision for credit losses of $24.2 million, reflecting loan growth in the quarter, the impact of updated economic assumptions and the identification of two nonperforming corporate bonds in the securities portfolio. During the fourth quarter of 2022, the Company did not record a provision for credit losses, and in the first quarter of 2022 recorded a recapture of provision expense of $19.9 million.

Net Interest Income

Net interest income for the first quarter of 2023 totaled $177.8 million, compared to $193.0 million for the fourth quarter of 2022 and $145.6 million for the first quarter of 2022. Included in net interest income is accretion recognized on assets acquired, which totaled $2.6 million in the first quarter of 2023, $4.5 million in the fourth quarter of 2022 and $3.7 million in the first quarter of 2022. On a linked quarter basis, interest income increased $14.6 million, while interest expense increased $29.7 million primarily as a result of the competitive interest rate environment and the corresponding migration to higher rate deposits products.

The yield on loans for the first quarter of 2023 was 5.67 percent, compared to 5.40 percent in the fourth quarter of 2022 and 4.34 percent in the first quarter of 2022. The yield on investment securities for the first quarter of 2023 was 2.92 percent, compared to 2.68 percent for the fourth quarter of 2022 and 1.86 percent for the first quarter of 2022. Cost of deposits for the first quarter of 2023 was 1.58 percent, compared to 1.02 percent for the fourth quarter of 2022 and 0.14 percent for the first quarter of 2022. The increase in the cost of deposits reflected the dramatic increase in interest rates during 2022 and the first quarter of 2023, customer migration to higher rate deposit products and increased competition for deposits. The net interest margin on a fully taxable equivalent basis for the first quarter of 2023 was 3.09 percent, compared to 3.31 percent for the fourth quarter of 2022 and 2.76 percent for the first quarter of 2022.

	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Loan yield (FTE)[2]	5.67%	5.40%	4.86%	4.54%	4.34%
Investment securities yield (FTE)[2]	2.92	2.68	2.29	2.08	1.86
Cost of interest bearing deposits	2.10	1.41	0.65	0.25	0.19
Cost of deposits	1.58	1.02	0.47	0.18	0.14
Cost of borrowed funds	4.29	3.92	2.66	2.13	1.94
Net interest spread (FTE)[2]	2.52	2.87	3.11	3.11	2.66
Net interest margin (FTE)[2]	3.09	3.31	3.34	3.24	2.76

Noninterest Income

Noninterest income for the first quarter of 2023 was $45.8 million, compared to $44.6 million in the fourth quarter of 2022 and $42.2 million in the first quarter of 2022. Included in first quarter 2023 results is a $4.0 million legal reserve recapture associated with previously disclosed legal matters. The fourth quarter of 2022 included a $4.1 million gain on insurance settlement related to a weather event that caused severe damage to one of our branches. Adjusted noninterest income1 for the first quarter of 2023 was $45.8 million, compared to $40.6 million in the fourth quarter of 2022 and $42.2 million for the first quarter of 2022. The increase in adjusted noninterest income on a linked quarter basis was primarily attributable to an increase in service charges on deposit accounts and mortgage lending income and legal reserve recapture, offset by a market driven decline in wealth management fees. On a year-over-year basis, the increase in noninterest income was primarily attributable to an increase in service charges on deposit accounts, debit and credit card fees and legal reserve recapture, offset in part by a decline in mortgage lending income resulting from reduced activity throughout the housing market given the dramatic increase in interest rates.

Noninterest Income $ in millions	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Service charges on deposit accounts	$12.4	$11.9	$12.6	$11.4	$10.7
Wealth management fees	7.4	8.2	8.6	7.2	8.0
Debit and credit card fees	8.0	7.8	7.7	8.2	7.4
Mortgage lending income	1.6	1.1	2.6	2.2	4.6
Other service charges and fees	2.3	2.0	2.1	1.9	1.6
Bank owned life insurance	3.0	3.0	2.9	2.6	2.7
Gain (loss) on sale of securities	-	(0.1)	-	(0.2)	(0.1)
Gain on insurance settlement	-	4.1	-	-	-
Other income	11.3	6.6	6.7	6.8	7.3

Adjusted other income[1]	11.3	6.6	6.3	6.9	7.3

Noninterest Expense

Noninterest expense for the first quarter of 2023 was $143.2 million, compared to $142.6 million in the fourth quarter of 2022 and $128.4 million in the first quarter of 2022. Included in noninterest expense are certain items, primarily consisting of merger related and branch right sizing costs, totaling $2.4 million in the first quarter of 2023, $1.1 million the fourth quarter of 2022 and $2.8 million in the first quarter of 2022. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $140.9 million in the first quarter of 2023, $141.4 million in the fourth quarter of 2022 and $125.6 million in the first quarter of 2022. The decrease in adjusted noninterest expense on a linked quarter basis was primarily due to a decrease in other operating expenses, which in the fourth quarter of 2022 included $1.2 million related to the amortization of certain tax credits. The increase in salaries and employee benefits on a linked quarter basis reflected seasonal payroll taxes incurred during the first quarter, 401(k) profit sharing contribution and equity awards compensation. The increase in adjusted noninterest expense compared to the first quarter of 2022 primarily reflects the aforementioned items, as well as the acquisition of Spirit of Texas Bancshares, Inc. (Spirit) which closed early in the second quarter of 2022.

Noninterest Expense $ in millions	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Salaries and employee benefits	$77.0	$73.0	$71.9	$74.1	$67.9
Occupancy expense, net	11.6	11.6	11.7	11.0	10.0
Furniture and equipment	5.1	5.4	5.4	5.1	4.8
Deposit insurance	4.9	3.7	3.3	2.8	1.8
Other real estate and foreclosure expense	0.2	0.4	0.2	0.1	0.3
Merger related costs	1.4	-	1.4	19.1	1.9
Other operating expenses	43.1	48.5	45.1	44.5	41.6

Adjusted other operating expenses[1]	42.3	47.5	44.1	42.7	40.9
Efficiency ratio	62.28%	58.33%	57.22%	67.77%	66.39%
Adjusted efficiency ratio[1]	59.38%	56.97%	54.41%	56.74%	62.95%

Loans and Unfunded Loan Commitments

Total loans at the end of the first quarter of 2023 were $16.6 billion, an increase of $413 million, or 3 percent, compared to $16.1 billion at the end of the fourth quarter of 2022. The increase in total loans was supported by diverse growth in terms of type and by geographic market. On a year-over-year basis, total loans were up $4.5 billion, or 38 percent, reflecting, in large part, the acquisition of Spirit.

Unfunded commitments at the end of the first quarter of 2023 were $4.7 billion, compared to $5.0 billion at the end of the fourth quarter of 2022 and $3.4 billion at the end of the first quarter of 2022. While unfunded commitments are considered a key indicator of future loan growth, higher interest rates, softening economic conditions and forecasts of a potential recession in the U.S. have resulted in lower activity in our commercial loan pipeline. Commercial loans approved and ready to close at the end of the first quarter of 2023 totaled $504 million and the rate on ready to close commercial loans was 7.32 percent, up 47 basis points from the rate on ready to close commercial loans at the end of the fourth quarter of 2022.

$ in millions	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Total loans	$16,555	$16,142	$15,607	$15,110	$12,029
Unfunded loan commitments	$4,725	$5,000	$5,138	$4,473	$3,428

Deposits

Total deposits at the end of the first quarter of 2023 were $22.5 billion, relatively unchanged from the end of the fourth quarter of 2022, and up $3.1 billion compared to the first quarter of 2022. Noninterest bearing deposits totaled $5.5 billion at the end of the first quarter of 2023, compared to $6.0 billion at the end of the fourth quarter of 2022 and $5.2 billion at the end of the first quarter of 2022. Noninterest bearing deposits represent 24 percent of total deposits at the end of the first quarter of 2023, compared to 27 percent at the end of both the fourth quarter of 2022 and the first quarter of 2022. Interest bearing transaction accounts totaled $11.3 billion at the end of the first quarter of 2023, compared to $11.8 billion at the end of the fourth quarter of 2022 and $12.1 billion at the end of the first quarter of 2022. Time deposits totaled $5.7 billion at the end of the first quarter of 2023, compared to $4.8 billion at the end of the fourth quarter of 2022 and $2.1 billion at the end of the first quarter of 2022. The change in the mix of deposits on a linked quarter basis continued to reflect increased market competition and consumer migration toward higher rate deposits, principally certificates of deposits, given the rapid increase in interest rates that has occurred over the past year. The loan to deposit ratio ended the first quarter of 2023 at 74 percent, compared to 72 percent at the end of the fourth quarter of 2022 and 62 percent at the end of the first quarter of 2022.

$ in millions	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Noninterest bearing deposits	$5,489	$6,017	$6,218	$6,057	$5,224
Interest bearing transaction accounts	11,284	11,763	12,104	12,816	12,106
Time deposits	5,679	4,768	3,827	3,163	2,062
Total deposits	$22,452	$22,548	$22,149	$22,036	$19,392

Noninterest bearing deposits to total deposits	24%	27%	28%	27%	27%
Total loans to total deposits	74	72	70	69	62

Asset Quality

Total nonperforming loans at the end of the first quarter of 2023 were $63.7 million, compared to $58.9 million at the end of the fourth quarter of 2022 and $64.3 million at the end of the first quarter of 2022. Total nonperforming assets as a percentage of total assets were 0.26 percent at the end of the first quarter of 2023, compared to 0.23 percent at the end of the fourth quarter 2022 and 0.29 percent at the end of the first quarter of 2022. The increase in nonperforming assets on a linked quarter basis was primarily due to isolated corporate bonds in the investment securities portfolio totaling approximately $4.0 million. Net charge-offs as a percentage of average loans for the first quarter of 2023 were 3 basis points, compared to 13 basis points in the fourth quarter of 2022 and 22 basis points in the first quarter of 2022.

Provision for credit losses totaled $24.2 million in the first quarter of 2023, compared to provision recapture of $19.9 million in the first quarter of 2022. Of the total provision for credit losses recorded in the first quarter of 2023, approximately $10.9 million was related to loans, reflecting loan growth in the quarter, as well as the impact of updated economic assumptions. Approximately $13.3 million of provision for credit losses was related to decreases in the value of corporate bonds in the investment securities portfolio, including the previously noted securities classified as nonperforming during the quarter. The allowance for credit losses on loans at the end of the first quarter of 2023 was $206.6 million, compared to $197.0 million at the end of the fourth quarter of 2022 and $178.9 million at the end of the first quarter of 2022. The nonperforming loan coverage ratio ended the quarter at 324 percent, compared to 334 percent at the end of the fourth quarter of 2022 and 278 percent at the end of the first quarter of 2022. The reserve for unfunded commitments totaled $41.9 million at the end of the first quarter of 2023, unchanged from fourth quarter 2022 levels and up from $22.4 million at the end of the first quarter of 2022.

$ in millions	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Allowance for credit losses on loans to total loans	1.25%	1.22%	1.27%	1.41%	1.49%
Allowance for credit losses on loans to nonperforming loans	324	334	342	334	278
Nonperforming loans to total loans	0.38	0.37	0.37	0.42	0.53
Net charge-off ratio (annualized)	0.03	0.13	-	0.02	0.22
Net charge-off ratio YTD (annualized)	0.03	0.09	0.07	0.11	0.22

Total nonperforming loans	$63.7	$58.9	$57.8	$63.6	$64.3
Total other nonperforming assets	7.7	3.6	4.7	6.4	6.6
Total nonperforming assets	$71.4	$62.5	$62.5	$70.0	$70.9

Reserve for unfunded commitments	$41.9	$41.9	$41.9	$25.9	$22.4

Capital

Total common stockholders’ equity at the end of the first quarter of 2023 was $3.3 billion, compared to $3.0 billion at the end of the first quarter of 2022. On a linked quarter basis, total common stockholders’ equity increased $70.5 million primarily as a result of a $46.9 million decrease in unrealized losses associated with investment securities classified as available-for-sale. Book value per share at the end of the first quarter of 2023 was $26.24, compared to $25.73 at the end of the fourth quarter of 2022 and $26.32 at the end of the first quarter of 2022. Tangible book value per share1 was $14.88 at the end of the first quarter of 2023, compared to $14.33 at the end of the fourth quarter of 2022 and $15.22 at the end of the first quarter of 2022. Stockholders’ equity to total assets at March 31, 2023, was 12.1 percent, compared to 11.9 percent at the end of the fourth quarter of 2022 and 12.1 percent at the end of the first quarter of 2022. Tangible common equity to tangible assets1 was 7.3 percent at March 31, 2023, compared to 7.0 percent at December 31, 2022, and 7.4 percent at March 31, 2022. All of Simmons’ regulatory capital ratios significantly exceed “well-capitalized” guidelines.

	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Stockholders’ equity to total assets	12.1%	11.9%	11.7%	12.0%	12.1%
Tangible common equity to tangible assets[1]	7.3	7.0	6.7	7.0	7.4
Common equity tier 1 (CET1) ratio	11.9	11.9	11.7	12.1	13.5
Tier 1 leverage ratio	9.2	9.3	9.2	9.2	9.0
Tier 1 risk-based capital ratio	11.9	11.9	11.7	12.1	13.5
Total risk-based capital ratio	14.5	14.2	14.1	14.8	16.4

Share Repurchase Program and Cash Dividend

As a result of Simmons’ solid capital position and its ability to organically generate capital, the board of directors declared a cash dividend on Simmons’ Class A common stock for the second quarter of 2023 of $0.20 per share, which represents a 5 percent increase from the cash dividend paid for the same time period last year. The cash dividend is payable on July 3, 2023, to shareholders of record as of June 15, 2023. The indicated annualized cash dividend rate of $0.80 represents a ten-year compound annual growth rate of 7 percent. 2023 represents the 114th consecutive year that Simmons has paid cash dividends and the 12th consecutive year that Simmons has increased its dividend. According to research by Dividend Power, Simmons is one of only 24 U.S. publicly traded companies that have paid dividends for 100+ uninterrupted years. Simmons also earned Dividend Power’s designation as a “Dividend Contender,” a title reserved exclusively for companies that have increased their dividend for 10 to 24 consecutive years. As of April 21, 2023, Dividend Power research noted that Simmons is one of only 371 companies out of nearly 6,000 companies listed on the New York Stock Exchange and NASDAQ in 2022 to achieve this distinction.

During the first quarter of 2023, Simmons did not repurchase shares under its 2022 stock repurchase program (2022 Program). Remaining authorization under the 2022 Program as of March 31, 2023, was approximately $80 million. Market conditions and our capital needs will drive the decision regarding future stock repurchases; the timing, pricing and amount of any repurchases under the 2022 Program will be determined by Simmons’ management at its discretion; and the 2022 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

(1) Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below

(2) FTE – fully taxable equivalent using an effective tax rate of 26.135%

(3) Effective tax rate of 26.135%

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. Central Time today, Tuesday, April 25, 2023. Interested persons can listen to this call by dialing toll-free 1-888-222-5806 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10176799. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 114 consecutive years. Its principal subsidiary, Simmons Bank, operates 231 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2023, Simmons Bank was recognized by Forbes as one of America’s Best Midsize Employers and among the World’s Best Banks for the fourth consecutive year. In 2022, Simmons Bank was named to Forbes’ list of "America's Best Banks" for the second consecutive year. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on Twitter or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, non-interest income, and non-interest expense certain income and expense items attributable to merger activity (primarily including merger-related expenses and Day 2 CECL provisions), gains and/or losses on sale of branches, net branch right-sizing initiatives, loss on redemption of trust preferred securities and gain on sale of intellectual property. In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of PPP loans, deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects, the effects of the PPP, and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Fehlman’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the estimated cost savings associated with the Company’s Better Bank Initiative, the adequacy of the allowance for credit losses, and future economic conditions and interest rates. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward-looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, and changes in information technology affecting the financial industry; changes in customer behaviors, including consumer spending, borrowing, and saving habits; the effects of the COVID-19 pandemic on, among other things, the Company’s operations, liquidity, and credit quality; general economic and market conditions; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, or the prospect of these events; the soundness of other financial institutions and indirect exposure related to the closings of Silicon Valley Bank (SVB), Signature Bank and Silvergate Bank and their impact on the broader market through other customers, suppliers and partners (or that the conditions which resulted in the liquidity concerns with SVB, Signature Bank and Silvergate Bank may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships); increased inflation; the loss of key employees; increased competition in the markets in which the Company operates; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with those transactions; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2022, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com

205.612.3378 (cell)

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$199,316	$200,616	$175,547	$193,473	$195,510
Interest bearing balances due from banks and federal funds sold	325,135	481,506	503,863	771,374	1,491,507
Cash and cash equivalents	524,451	682,122	679,410	964,847	1,687,017
Interest bearing balances due from banks - time	795	795	1,290	1,535	1,857
Investment securities - held-to-maturity	3,765,483	3,759,706	3,787,076	3,819,682	1,556,825
Investment securities - available-for-sale	3,755,956	3,852,854	3,937,543	4,341,647	6,640,069
Mortgage loans held for sale	4,244	3,486	12,759	14,437	18,206
Other loans held for sale	-	-	2,292	16,375	-
Loans:
Loans	16,555,098	16,142,124	15,607,135	15,110,344	12,028,593
Allowance for credit losses on loans	(206,557)	(196,955)	(197,589)	(212,611)	(178,924)
Net loans	16,348,541	15,945,169	15,409,546	14,897,733	11,849,669
Premises and equipment	564,497	548,741	549,932	553,062	486,531
Foreclosed assets and other real estate owned	2,721	2,887	3,612	4,084	5,118
Interest receivable	98,775	102,892	86,637	82,332	69,357
Bank owned life insurance	493,191	491,340	488,364	486,355	448,011
Goodwill	1,320,799	1,319,598	1,309,000	1,310,528	1,147,007
Other intangible assets	124,854	128,951	133,059	137,285	102,748
Other assets	579,139	622,520	675,554	588,707	469,853
Total assets	$27,583,446	$27,461,061	$27,076,074	$27,218,609	$24,482,268

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest bearing transaction accounts	$5,489,434	$6,016,651	$6,218,283	$6,057,186	$5,223,862
Interest bearing transaction accounts and savings deposits	11,283,584	11,762,885	12,103,994	12,816,198	12,105,948
Time deposits	5,678,757	4,768,558	3,826,415	3,162,479	2,062,612
Total deposits	22,451,775	22,548,094	22,148,692	22,035,863	19,392,422
Federal funds purchased and securities sold
under agreements to repurchase	142,862	160,403	168,513	155,101	196,828
Other borrowings	1,023,826	859,296	964,772	1,060,244	1,337,243
Subordinated notes and debentures	366,027	365,989	365,951	421,693	384,242
Accrued interest and other liabilities	259,055	257,917	270,995	285,813	209,926
Total liabilities	24,243,545	24,191,699	23,918,923	23,958,714	21,520,661

Stockholders' equity:
Preferred stock	-	-	-	-	-
Common stock	1,273	1,270	1,269	1,288	1,125
Surplus	2,533,589	2,530,066	2,527,153	2,569,060	2,150,453
Undivided profits	1,275,720	1,255,586	1,196,459	1,139,975	1,136,990
Accumulated other comprehensive (loss) income	(470,681)	(517,560)	(567,730)	(450,428)	(326,961)
Total stockholders' equity	3,339,901	3,269,362	3,157,151	3,259,895	2,961,607
Total liabilities and stockholders' equity	$27,583,446	$27,461,061	$27,076,074	$27,218,609	$24,482,268

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$227,498	$216,091	$187,347	$163,578	$127,176
Interest bearing balances due from banks and federal funds sold	2,783	2,593	1,141	1,117	649
Investment securities	48,774	45,689	40,954	37,848	33,712
Mortgage loans held for sale	82	152	178	200	190
Other loans held for sale	-	59	998	2,063	-
TOTAL INTEREST INCOME	279,137	264,584	230,618	204,806	161,727
INTEREST EXPENSE
Time deposits	39,538	22,434	8,204	2,875	2,503
Other deposits	47,990	34,615	17,225	6,879	4,314
Federal funds purchased and securities
sold under agreements to repurchase	323	449	305	119	68
Other borrowings	8,848	9,263	6,048	4,844	4,779
Subordinated notes and debentures	4,603	4,797	5,251	4,990	4,457
TOTAL INTEREST EXPENSE	101,302	71,558	37,033	19,707	16,121
NET INTEREST INCOME	177,835	193,026	193,585	185,099	145,606
PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	10,916	26	(15,897)	30,406	(19,914)
Provision for credit losses on unfunded commitments	-	-	16,000	3,453	-
Provision for credit losses on investment securities - AFS	12,800	-	-	-	-
Provision for credit losses on investment securities - HTM	500	-	-	-	-
TOTAL PROVISION FOR CREDIT LOSSES	24,216	26	103	33,859	(19,914)
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	153,619	193,000	193,482	151,240	165,520
NONINTEREST INCOME
Service charges on deposit accounts	12,437	11,892	12,560	11,379	10,696
Debit and credit card fees	7,952	7,845	7,685	8,224	7,449
Wealth management fees	7,365	8,151	8,562	7,214	7,968
Mortgage lending income	1,570	1,139	2,593	2,240	4,550
Bank owned life insurance income	2,973	2,975	2,902	2,563	2,706
Other service charges and fees (includes insurance income)	2,282	2,023	2,085	1,871	1,637
Gain (loss) on sale of securities	-	(52)	(22)	(150)	(54)
Gain on insurance settlement	-	4,074	-	-	-
Other income	11,256	6,600	6,658	6,837	7,266
TOTAL NONINTEREST INCOME	45,835	44,647	43,023	40,178	42,218
NONINTEREST EXPENSE
Salaries and employee benefits	77,038	73,018	71,923	74,135	67,906
Occupancy expense, net	11,578	11,620	11,674	11,004	10,023
Furniture and equipment expense	5,051	5,392	5,394	5,104	4,775
Other real estate and foreclosure expense	186	350	168	142	343
Deposit insurance	4,893	3,680	3,278	2,812	1,838
Merger-related costs	1,396	35	1,422	19,133	1,886
Other operating expenses	43,086	48,480	45,084	44,483	41,646
TOTAL NONINTEREST EXPENSE	143,228	142,575	138,943	156,813	128,417
NET INCOME BEFORE INCOME TAXES	56,226	95,072	97,562	34,605	79,321
Provision for income taxes	10,637	11,812	16,959	7,151	14,226
NET INCOME	45,589	83,260	80,603	27,454	65,095
Preferred stock dividends	-	-	-	-	-
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$45,589	$83,260	$80,603	$27,454	$65,095
BASIC EARNINGS PER SHARE	$0.36	$0.66	$0.63	$0.21	$0.58
DILUTED EARNINGS PER SHARE	$0.36	$0.65	$0.63	$0.21	$0.58

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
($ in thousands)
Tier 1 capital
Stockholders' equity	$3,339,901	$3,269,362	$3,157,151	$3,259,895	$2,961,607
CECL transition provision (1)	61,746	92,619	92,619	92,619	92,619
Disallowed intangible assets, net of deferred tax	(1,410,141)	(1,412,667)	(1,416,453)	(1,423,323)	(1,224,691)
Unrealized loss (gain) on AFS securities	470,681	517,560	567,730	450,428	326,961
Total Tier 1 capital	2,462,187	2,466,874	2,401,047	2,379,619	2,156,496

Tier 2 capital
Subordinated notes and debentures	366,027	365,989	365,951	421,693	384,242
Qualifying allowance for loan losses and
reserve for unfunded commitments	173,077	115,627	116,257	114,733	78,057
Total Tier 2 capital	539,104	481,616	482,208	536,426	462,299
Total risk-based capital	$3,001,291	$2,948,490	$2,883,255	$2,916,045	$2,618,795

Risk weighted assets	$20,748,605	$20,738,727	$20,470,918	$19,669,149	$15,953,622

Adjusted average assets for leverage ratio	$26,632,691	$26,407,061	$25,986,938	$25,807,113	$23,966,206

Ratios at end of quarter
Equity to assets	12.11%	11.91%	11.66%	11.98%	12.10%
Tangible common equity to tangible assets (2)	7.25%	7.00%	6.69%	7.03%	7.37%
Common equity Tier 1 ratio (CET1)	11.87%	11.90%	11.73%	12.10%	13.52%
Tier 1 leverage ratio	9.24%	9.34%	9.24%	9.22%	9.00%
Tier 1 risk-based capital ratio	11.87%	11.90%	11.73%	12.10%	13.52%
Total risk-based capital ratio	14.47%	14.22%	14.08%	14.83%	16.42%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.

(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Investment Securities
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$451,052	$448,012	$447,400	$446,789	$232,670
Mortgage-backed securities	1,201,418	1,190,781	1,214,882	1,244,713	112,496
State and political subdivisions	1,859,970	1,860,992	1,865,203	1,868,924	1,194,459
Other securities	253,043	259,921	259,591	259,256	17,200
Total held-to-maturity (net of credit losses)	3,765,483	3,759,706	3,787,076	3,819,682	1,556,825
Available-for-Sale
U.S. Treasury	$2,220	$2,197	$2,191	$1,441	$-
U.S. Government agencies	181,843	184,279	188,060	198,333	333,231
Mortgage-backed securities	2,433,530	2,542,902	2,670,348	2,963,934	4,166,108
State and political subdivisions	895,896	871,074	822,509	915,255	1,653,694
Other securities	242,467	252,402	254,435	262,684	487,036
Total available-for-sale (net of credit losses)	3,755,956	3,852,854	3,937,543	4,341,647	6,640,069
Total investment securities (net of credit losses)	$7,521,439	$7,612,560	$7,724,619	$8,161,329	$8,196,894
Fair value - HTM investment securities	$3,148,976	$3,063,233	$2,984,040	$3,278,962	$1,307,058

Simmons First National Corporation					SFNC
Consolidated Loans
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$188,590	$196,928	$192,559	$189,684	$184,372
Other consumer	142,817	152,882	180,604	204,692	180,602
Total consumer	331,407	349,810	373,163	394,376	364,974
Real Estate:
Construction	2,777,122	2,566,649	2,372,294	2,082,688	1,423,445
Single-family residential	2,589,831	2,546,115	2,467,008	2,357,942	2,042,978
Other commercial real estate	7,520,964	7,468,498	7,249,891	7,082,055	5,762,567
Total real estate	12,887,917	12,581,262	12,089,193	11,522,685	9,228,990
Commercial:
Commercial	2,669,731	2,632,290	2,525,218	2,612,256	2,016,405
Agricultural	220,641	205,623	263,539	218,743	150,465
Total commercial	2,890,372	2,837,913	2,788,757	2,830,999	2,166,870
Other	445,402	373,139	356,022	362,284	267,759
Total loans	$16,555,098	$16,142,124	$15,607,135	$15,110,344	$12,028,593

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$196,955	$197,589	$212,611	$178,924	$205,332

Day 1 PCD allowance from acquisitions:
Spirit of Texas (04/08/2022)	-	4,523	1,057	4,043	-
Total Day 1 PCD allowance	-	4,523	1,057	4,043	-

Loans charged off:
Credit cards	1,076	1,035	903	1,004	920
Other consumer	456	439	505	518	414
Real estate	1,204	3,392	130	115	485
Commercial	413	5,389	1,874	688	6,319
Total loans charged off	3,149	10,255	3,412	2,325	8,138

Recoveries of loans previously charged off:
Credit cards	234	251	250	249	274
Other consumer	240	230	278	302	387
Real estate	294	4,117	1,982	391	426
Commercial	1,067	475	720	621	557
Total recoveries	1,835	5,073	3,230	1,563	1,644
Net loans charged off	1,314	5,182	182	762	6,494
Provision for credit losses on loans	10,916	25	(15,897)	30,406	(19,914)
Balance, end of quarter	$206,557	$196,955	$197,589	$212,611	$178,924

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$63,218	$58,434	$57,534	$62,670	$64,096
Loans past due 90 days or more	437	507	242	904	240
Total nonperforming loans	63,655	58,941	57,776	63,574	64,336
Other nonperforming assets:
Foreclosed assets and other real estate owned	2,721	2,887	3,612	4,084	5,118
Other nonperforming assets	5,012	644	1,146	2,314	1,479
Total other nonperforming assets	7,733	3,531	4,758	6,398	6,597
Total nonperforming assets	$71,388	$62,472	$62,534	$69,972	$70,933
Performing FDMs (modifications to borrowers
experiencing financial difficulty)	$2,183	$1,849	$1,869	$2,655	$3,424

Ratios
Allowance for credit losses on loans to total loans	1.25%	1.22%	1.27%	1.41%	1.49%
Allowance for credit losses to nonperforming loans	324%	334%	342%	334%	278%
Nonperforming loans to total loans	0.38%	0.37%	0.37%	0.42%	0.53%
Nonperforming assets (including performing FDMs)
to total assets	0.27%	0.23%	0.24%	0.27%	0.30%
Nonperforming assets to total assets	0.26%	0.23%	0.23%	0.26%	0.29%
Annualized net charge offs to average loans (QTD)	0.03%	0.13%	0.00%	0.02%	0.22%
Annualized net charge offs to average loans (YTD)	0.03%	0.09%	0.07%	0.11%	0.22%
Annualized net credit card charge offs to
average credit card loans	1.69%	1.52%	1.30%	1.55%	1.39%

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Mar 2023			Three Months Ended Dec 2022			Three Months Ended Mar 2022
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks
and federal funds sold	$315,307	$2,783	3.58%	$361,856	$2,593	2.84%	$1,728,694	$649	0.15%
Investment securities - taxable	4,930,945	32,804	2.70%	5,085,960	29,645	2.31%	5,688,306	18,148	1.29%
Investment securities - non-taxable (FTE)	2,624,642	21,522	3.33%	2,582,050	22,123	3.40%	2,844,777	20,937	2.98%
Mortgage loans held for sale	5,470	82	6.08%	8,601	152	7.01%	27,633	190	2.79%
Other loans held for sale	-	-	0.00%	1,704	59	13.74%	-	-	0.00%
Loans - including fees (FTE)	16,329,761	228,257	5.67%	15,929,957	216,782	5.40%	11,895,805	127,405	4.34%
Total interest earning assets (FTE)	24,206,125	285,448	4.78%	23,970,128	271,354	4.49%	22,185,215	167,329	3.06%
Non-earning assets	3,282,607			3,210,447			2,640,984
Total assets	$27,488,732			$27,180,575			$24,826,199

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and
savings accounts	$11,722,591	$47,990	1.66%	$11,859,322	$34,615	1.16%	$12,083,516	$4,314	0.14%
Time deposits	5,155,055	39,538	3.11%	4,212,271	22,434	2.11%	2,241,123	2,503	0.45%
Total interest bearing deposits	16,877,646	87,528	2.10%	16,071,593	57,049	1.41%	14,324,639	6,817	0.19%
Federal funds purchased and securities
sold under agreement to repurchase	148,673	323	0.88%	178,948	449	1.00%	218,186	68	0.13%
Other borrowings	787,783	8,848	4.56%	923,189	9,263	3.98%	1,337,654	4,779	1.45%
Subordinated notes and debentures	366,009	4,603	5.10%	365,971	4,797	5.20%	384,187	4,457	4.70%
Total interest bearing liabilities	18,180,111	101,302	2.26%	17,539,701	71,558	1.62%	16,264,666	16,121	0.40%
Noninterest bearing liabilities:
Noninterest bearing deposits	5,642,779			6,161,732			5,184,828
Other liabilities	295,191			264,230			207,597
Total liabilities	24,118,081			23,965,663			21,657,091
Stockholders' equity	3,370,651			3,214,912			3,169,108
Total liabilities and stockholders' equity	$27,488,732			$27,180,575			$24,826,199
Net interest income (FTE)		$184,146			$199,796			$151,208
Net interest spread (FTE)			2.52%			2.87%			2.66%
Net interest margin (FTE)			3.09%			3.31%			2.76%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$45,589	$83,260	$80,603	$27,454	$65,095
Diluted earnings per share	0.36	0.65	0.63	0.21	0.58
Return on average assets	0.67%	1.22%	1.19%	0.41%	1.06%
Return on average common equity	5.49%	10.27%	9.71%	3.28%	8.33%
Return on tangible common equity (non-GAAP) (1)	10.25%	19.29%	17.99%	6.28%	14.31%
Net interest margin (FTE)	3.09%	3.31%	3.34%	3.24%	2.76%
Efficiency ratio (2)	62.28%	58.33%	57.22%	67.77%	66.39%
FTE adjustment	6,311	6,770	6,203	6,096	5,602
Average diluted shares outstanding	127,516,478	127,505,996	128,336,422	128,720,078	113,026,911
Shares repurchased under plan	-	-	1,883,713	2,035,324	513,725
Average price of shares repurchased	-	-	23.91	24.59	31.25
Cash dividends declared per common share	0.200	0.190	0.190	0.190	0.190
Accretable yield on acquired loans	2,579	4,473	5,834	9,898	3,703
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$47,343	$81,093	$82,281	$68,102	$67,159
Adjusted diluted earnings per share	0.37	0.64	0.64	0.53	0.59
Adjusted return on average assets	0.70%	1.18%	1.21%	1.02%	1.10%
Adjusted return on average common equity	5.70%	10.01%	9.92%	8.13%	8.59%
Adjusted return on tangible common equity	10.62%	18.81%	18.35%	14.65%	14.74%
Adjusted efficiency ratio (2)	59.38%	56.97%	54.41%	56.74%	62.95%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$45,589	$256,412	$173,152	$92,549	$65,095
Diluted earnings per share	0.36	2.06	1.40	0.77	0.58
Return on average assets	0.67%	0.97%	0.88%	0.72%	1.06%
Return on average common equity	5.49%	7.87%	7.07%	5.71%	8.33%
Return on tangible common equity (non-GAAP) (1)	10.25%	14.33%	12.77%	10.24%	14.31%
Net interest margin (FTE)	3.09%	3.17%	3.12%	3.01%	2.76%
Efficiency ratio (2)	62.28%	62.14%	63.54%	67.14%	66.39%
FTE adjustment	6,311	24,671	17,901	11,698	5,602
Average diluted shares outstanding	127,516,478	124,470,184	123,387,503	120,826,798	113,026,911
Cash dividends declared per common share	0.200	0.760	0.570	0.380	0.190
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$47,343	$298,635	$217,542	$135,261	$67,159
Adjusted diluted earnings per share	0.37	2.40	1.76	1.12	0.59
Adjusted return on average assets	0.70%	1.13%	1.11%	1.06%	1.10%
Adjusted return on average common equity	5.70%	9.16%	8.88%	8.35%	8.59%
Adjusted return on tangible common equity	10.62%	16.59%	15.89%	14.70%	14.74%
Adjusted efficiency ratio (2)	59.38%	57.50%	57.69%	59.56%	62.95%
END OF PERIOD
Book value per share	$26.24	$25.73	$24.87	$25.31	$26.32
Tangible book value per share	14.88	14.33	13.51	14.07	15.22
Shares outstanding	127,282,192	127,046,654	126,943,467	128,787,764	112,505,555
Full-time equivalent employees	3,189	3,236	3,206	3,233	2,893
Total number of financial centers	231	230	230	233	197

 (1) Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are  included in the schedules accompanying this release.

 (2) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues.  Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting  items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from  securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
(in thousands, except per share data)
QUARTER-TO-DATE
Net income available to common stockholders	$45,589	$83,260	$80,603	$27,454	$65,095
Certain items:
(Gain) loss from early retirement of TruPS	-	-	365	-	-
Gain on sale of intellectual property	-	-	(750)	-	-
Gain on insurance settlement	-	(4,074)	-	-	-
Donation to Simmons First Foundation	-	-	-	1,738	-
Merger related costs	1,396	35	1,422	19,133	1,886
Branch right sizing (net)	979	1,104	1,235	380	909
Day 2 CECL provision	-	-	-	33,779	-
Tax effect (1)	(621)	768	(594)	(14,382)	(731)
Certain items, net of tax	1,754	(2,167)	1,678	40,648	2,064
Adjusted earnings (non-GAAP)	$47,343	$81,093	$82,281	$68,102	$67,159

Diluted earnings per share	$0.36	$0.65	$0.63	$0.21	$0.58
Certain items:
(Gain) loss from early retirement of TruPS	-	-	-	-	-
Gain on sale of intellectual property	-	-	(0.01)	-	-
Gain on insurance settlement	-	(0.03)
Donation to Simmons First Foundation	-	-	-	0.01	-
Merger related costs	0.01	-	0.01	0.15	0.01
Branch right sizing (net)	0.01	0.01	0.01	-	0.01
Day 2 CECL provision	-	-	-	0.27
Tax effect (1)	(0.01)	0.01	-	(0.11)	(0.01)
Certain items, net of tax	0.01	(0.01)	0.01	0.32	0.01
Adjusted diluted earnings per share (non-GAAP)	$0.37	$0.64	$0.64	$0.53	$0.59

 (1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Noninterest income	$45,835	$44,647	$43,023	$40,178	$42,218
Certain noninterest income items (1)
Gain on insurance settlement	-	(4,074)	-	-	-
(Gain) loss from early retirement of TruPS	-	-	365	-	-
Gain on sale of intellectual property	-	-	(750)	-	-
Branch right sizing income	-	-	65	88	-
Adjusted noninterest income (non-GAAP)	$45,835	$40,573	$42,703	$40,266	$42,218

Other income	$11,256	$6,600	$6,658	$6,837	$7,266
Certain other income items (1)
(Gain) loss from early retirement of TruPS	-	-	365	-	-
Gain on sale of intellectual property	-	-	(750)	-	-
Branch right sizing income	-	-	65	88	-
Adjusted other income (non-GAAP)	$11,256	$6,600	$6,338	$6,925	$7,266

Noninterest expense	$143,228	$142,575	$138,943	$156,813	$128,417
Certain noninterest expense items (1)
Merger related costs	(1,396)	(35)	(1,422)	(19,133)	(1,886)
Donation to Simmons First Foundation	-	-	-	(1,738)	-
Branch right sizing expense	(979)	(1,104)	(1,170)	(292)	(909)
Adjusted noninterest expense (non-GAAP)	$140,853	$141,436	$136,351	$135,650	$125,622

Other operating expenses	$43,086	$48,480	$45,084	$44,483	$41,646
Certain other operating expenses items (1)
Donation to Simmons First Foundation	-	-	-	(1,738)	-
Branch right sizing expense	(816)	(953)	(973)	(7)	(717)
Adjusted other operating expenses (non-GAAP)	$42,270	$47,527	$44,111	$42,738	$40,929

 (1) Certain items include gain from early retirement of trust preferred securities, gain on sale of intellectual property, gain on insurance  settlement, donation to Simmons First Foundation, merger related costs, branch right sizing costs and Day 2 CECL provision.

Simmons First National Corporation
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
(in thousands, except per share data)
YEAR-TO-DATE
Net income available to common stockholders	$45,589	$256,412	$173,152	$92,549	$65,095
Certain items:
(Gain) loss from early retirement of TruPS	-	365	365	-	-
Gain on sale of intellectual property	-	(750)	(750)	-	-
Gain on insurance settlement	-	(4,074)	-	-	-
Donation to Simmons First Foundation	-	1,738	1,738	1,738	-
Merger related costs	1,396	22,476	22,441	21,019	1,886
Branch right sizing (net)	979	3,628	2,524	1,289	909
Day 2 CECL provision	-	33,779	33,779	33,779	-
Tax effect (1)	(621)	(14,939)	(15,707)	(15,113)	(731)
Certain items, net of tax	1,754	42,223	44,390	42,712	2,064
Adjusted earnings (non-GAAP)	$47,343	$298,635	$217,542	$135,261	$67,159

Diluted earnings per share	$0.36	$2.06	$1.40	$0.77	$0.58
Certain items:
(Gain) loss from early retirement of TruPS	-	-	-	-	-
Gain on sale of intellectual property	-	(0.01)	(0.01)	-	-
Gain on insurance settlement	-	(0.03)	-	-	-
Donation to Simmons First Foundation	-	0.01	0.01	0.01	-
Merger related costs	0.01	0.18	0.18	0.17	0.01
Branch right sizing (net)	0.01	0.03	0.02	0.01	0.01
Day 2 CECL provision	-	0.28	0.28	0.28
Tax effect (1)	(0.01)	(0.12)	(0.12)	(0.12)	(0.01)
Certain items, net of tax	0.01	0.34	0.36	0.35	0.01
Adjusted diluted earnings per share (non-GAAP)	$0.37	$2.40	$1.76	$1.12	$0.59

 (1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Noninterest income	$45,835	$170,066	$125,419	$82,396	$42,218
Certain noninterest income items (1)
Gain on insurance settlement	-	(4,074)	-	-	-
(Gain) loss from early retirement of TruPS	-	365	365	-	-
Gain on sale of intellectual property	-	(750)	(750)	-	-
Branch right sizing income	-	153	153	88	-
Adjusted noninterest income (non-GAAP)	$45,835	$165,760	$125,187	$82,484	$42,218

Other income	$11,256	$27,361	$20,761	$14,103	$7,266
Certain other income items (1)
(Gain) loss from early retirement of TruPS	-	365	365	-	-
Gain on sale of intellectual property	-	(750)	(750)	-	-
Branch right sizing income	-	153	153	88	-
Adjusted other income (non-GAAP)	$11,256	$27,129	$20,529	$14,191	$7,266

Noninterest expense	$143,228	$566,748	$424,173	$285,230	$128,417
Certain noninterest expense items (1)
Merger related costs	(1,396)	(22,476)	(22,441)	(21,019)	(1,886)
Donation to Simmons First Foundation	-	(1,738)	(1,738)	(1,738)	-
Branch right sizing expense	(979)	(3,475)	(2,371)	(1,201)	(909)
Adjusted noninterest expense (non-GAAP)	$140,853	$539,059	$397,623	$261,272	$125,622

Other operating expenses	$43,086	$179,693	$131,213	$86,129	$41,646
Certain other operating expenses items (1)
Donation to Simmons First Foundation	-	(1,738)	(1,738)	(1,738)	-
Branch right sizing expense	(816)	(2,650)	(1,697)	(724)	(717)
Adjusted other operating expenses (non-GAAP)	$42,270	$175,305	$127,778	$83,667	$40,929

 (1) Certain items include gain from early retirement of trust preferred securities, gain on sale of intellectual property, gain on insurance  settlement, donation to Simmons First Foundation, merger related costs, branch right sizing costs and Day 2 CECL provision.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$3,339,901	$3,269,362	$3,157,151	$3,259,895	$2,961,607
Intangible assets:
Goodwill	(1,320,799)	(1,319,598)	(1,309,000)	(1,310,528)	(1,147,007)
Other intangible assets	(124,854)	(128,951)	(133,059)	(137,285)	(102,748)
Total intangibles	(1,445,653)	(1,448,549)	(1,442,059)	(1,447,813)	(1,249,755)
Tangible common stockholders' equity	$1,894,248	$1,820,813	$1,715,092	$1,812,082	$1,711,852

Total assets	$27,583,446	$27,461,061	$27,076,074	$27,218,609	$24,482,268
Intangible assets:
Goodwill	(1,320,799)	(1,319,598)	(1,309,000)	(1,310,528)	(1,147,007)
Other intangible assets	(124,854)	(128,951)	(133,059)	(137,285)	(102,748)
Total intangibles	(1,445,653)	(1,448,549)	(1,442,059)	(1,447,813)	(1,249,755)
Tangible assets	$26,137,793	$26,012,512	$25,634,015	$25,770,796	$23,232,513

Ratio of common equity to assets	12.11%	11.91%	11.66%	11.98%	12.10%
Ratio of tangible common equity to tangible assets	7.25%	7.00%	6.69%	7.03%	7.37%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$3,339,901	$3,269,362	$3,157,151	$3,259,895	$2,961,607
Intangible assets:
Goodwill	(1,320,799)	(1,319,598)	(1,309,000)	(1,310,528)	(1,147,007)
Other intangible assets	(124,854)	(128,951)	(133,059)	(137,285)	(102,748)
Total intangibles	(1,445,653)	(1,448,549)	(1,442,059)	(1,447,813)	(1,249,755)
Tangible common stockholders' equity	$1,894,248	$1,820,813	$1,715,092	$1,812,082	$1,711,852
Shares of common stock outstanding	127,282,192	127,046,654	126,943,467	128,787,764	112,505,555
Book value per common share	$26.24	$25.73	$24.87	$25.31	$26.32
Tangible book value per common share	$14.88	$14.33	$13.51	$14.07	$15.22

Calculation of Uninsured Deposit Coverage Ratio

Uninsured deposits at Simmons Bank	$5,896,752	$7,267,220			$6,414,459
Less: Intercompany eliminations	628,592	527,542			504,306
Total uninsured deposits	$5,268,160	$6,739,678			$5,910,153

FHLB borrowing availability	$5,574,000	$5,442,000			$3,597,000
Unpledged securities	3,000,000	3,180,000			4,335,000
Fed funds lines, Fed discount window and
Bank Term Funding Program	2,206,000	1,982,000			426,000
Additional liquidity sources	$10,780,000	$10,604,000			$8,358,000

Uninsured deposit coverage ratio	2.0	1.6			1.4

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
($ in thousands)
Calculation of Adjusted Return on Average Assets

Net income available to common stockholders	$45,589	$83,260	$80,603	$27,454	$65,095
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	-	365	-	-
Gain on sale of intellectual property	-	-	(750)	-	-
Gain on insurance settlement	-	(4,074)	-	-	-
Donation to Simmons First Foundation	-	-	-	1,738	-
Merger related costs	1,396	35	1,422	19,133	1,886
Branch right sizing (net)	979	1,104	1,235	380	909
Day 2 CECL provision	-	-	-	33,779	-
Tax effect of certain items (2)	(621)	768	(594)	(14,382)	(731)
Adjusted earnings (non-GAAP)	$47,343	$81,093	$82,281	$68,102	$67,159

Average total assets	$27,488,732	$27,180,575	$26,868,731	$26,769,032	$24,826,199

Return on average assets	0.67%	1.22%	1.19%	0.41%	1.06%
Adjusted return on average assets (non-GAAP)	0.70%	1.18%	1.21%	1.02%	1.10%

Calculation of Return on Tangible Common Equity

Net income available to common stockholders	$45,589	$83,260	$80,603	$27,454	$65,095
Amortization of intangibles, net of taxes	3,026	3,035	3,121	3,025	2,575
Total income available to common stockholders	$48,615	$86,295	$83,724	$30,479	$67,670
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	-	365	-	-
Gain on sale of intellectual property	-	-	(750)	-	-
Gain on insurance settlement	-	(4,074)	-	-	-
Donation to Simmons First Foundation	-	-	-	1,738	-
Merger related costs	1,396	35	1,422	19,133	1,886
Branch right sizing (net)	979	1,104	1,235	380	909
Day 2 CECL provision	-	-	-	33,779	-
Tax effect of certain items (2)	(621)	768	(594)	(14,382)	(731)
Adjusted earnings (non-GAAP)	47,343	81,093	82,281	68,102	67,159
Amortization of intangibles, net of taxes	3,026	3,035	3,121	3,025	2,575
Total adjusted earnings available to common stockholders (non-GAAP)	$50,369	$84,128	$85,402	$71,127	$69,734

Average common stockholders' equity	$3,370,651	$3,214,912	$3,292,071	$3,361,703	$3,169,108
Average intangible assets:
Goodwill	(1,319,624)	(1,309,124)	(1,309,804)	(1,299,821)	(1,146,034)
Other intangibles	(127,394)	(131,229)	(135,718)	(114,195)	(104,905)
Total average intangibles	(1,447,018)	(1,440,353)	(1,445,522)	(1,414,016)	(1,250,939)
Average tangible common stockholders' equity (non-GAAP)	$1,923,633	$1,774,559	$1,846,549	$1,947,687	$1,918,169

Return on average common equity	5.49%	10.27%	9.71%	3.28%	8.33%
Return on tangible common equity	10.25%	19.29%	17.99%	6.28%	14.31%
Adjusted return on average common equity (non-GAAP)	5.70%	10.01%	9.92%	8.13%	8.59%
Adjusted return on tangible common equity (non-GAAP)	10.62%	18.81%	18.35%	14.65%	14.74%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)

Noninterest expense (efficiency ratio numerator)	$143,228	$142,575	$138,943	$156,813	$128,417
Certain noninterest expense items (non-GAAP)
Merger related costs	(1,396)	(35)	(1,422)	(19,133)	(1,886)
Donation to Simmons First Foundation	-	-	-	(1,738)	-
Branch right sizing expense	(979)	(1,104)	(1,170)	(292)	(909)
Other real estate and foreclosure expense adjustment	(186)	(350)	(168)	(142)	(343)
Amortization of intangibles adjustment	(4,096)	(4,108)	(4,225)	(4,096)	(3,486)
Adjusted efficiency ratio numerator	$136,571	$136,978	$131,958	$131,412	$121,793

Net interest income	$177,835	$193,026	$193,585	$185,099	$145,606
Noninterest income	45,835	44,647	43,023	40,178	42,218
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,311	6,770	6,203	6,096	5,602
Efficiency ratio denominator	229,981	244,443	242,811	231,373	193,426

Certain noninterest income items (non-GAAP)
Gain on insurance settlement	-	(4,074)	-	-	-
(Gain) loss from early retirement of TruPS	-	-	365	-	-
Gain on sale of intellectual property	-	-	(750)	-	-
Branch right sizing income	-	-	65	88	-
(Gain) loss on sale of securities	-	52	22	150	54
Adjusted efficiency ratio denominator	$229,981	$240,421	$242,513	$231,611	$193,480

Efficiency ratio (1)	62.28%	58.33%	57.22%	67.77%	66.39%
Adjusted efficiency ratio (non-GAAP) (1)	59.38%	56.97%	54.41%	56.74%	62.95%

 (1) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues.  Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest  income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is  a non-GAAP measurement.

 (2) Effective tax rate of 26.135%.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
($ in thousands)

Calculation of Pre-Provision Net Revenue (PPNR)

Net interest income	$177,835	$193,026	$193,585	$185,099	$145,606
Noninterest income	45,835	44,647	43,023	40,178	42,218
Revenue	223,670	237,673	236,608	225,277	187,824
Less: Gain (loss) on sale of securities	-	(52)	(22)	(150)	(54)
Less: Noninterest expense	143,228	142,575	138,943	156,813	128,417
Pre-Provision Net Revenue (PPNR)	$80,442	$95,150	$97,687	$68,614	$59,461

Calculation of Adjusted Pre-Provision Net Revenue

Pre-Provision Net Revenue (PPNR)	$80,442	$95,150	$97,687	$68,614	$59,461
Plus: Loss from early retirement of TruPS	-	-	365	-	-
Less: Gain on sale of intellectual property	-	-	(750)	-	-
Less: Gain on insurance settlement	-	(4,074)	-	-	-
Plus: Donation to Simmons First Foundation	-	-	-	1,738	-
Plus: Merger related costs	1,396	35	1,422	19,133	1,886
Plus: Branch right sizing costs	979	1,104	1,235	380	909
Adjusted Pre-Provision Net Revenue	$82,817	$92,215	$99,959	$89,865	$62,256

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2023	2022	2022	2022	2022
($ in thousands)
Calculation of Adjusted Return on Average Assets

Net income available to common stockholders	$45,589	$256,412	$173,152	$92,549	$65,095
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	365	365	-	-
Gain on sale of intellectual property	-	(750)	(750)	-	-
Gain on insurance settlement	-	(4,074)	-	-	-
Donation to Simmons First Foundation	-	1,738	1,738	1,738	-
Merger related costs	1,396	22,476	22,441	21,019	1,886
Branch right sizing (net)	979	3,628	2,524	1,289	909
Day 2 CECL provision	-	33,779	33,779	33,779	-
Tax effect of certain items (2)	(621)	(14,939)	(15,707)	(15,113)	(731)
Adjusted earnings (non-GAAP)	$47,343	$298,635	$217,542	$135,261	$67,159

Average total assets	$27,488,732	$26,418,838	$26,162,136	$25,802,982	$24,826,199

Return on average assets	0.67%	0.97%	0.88%	0.72%	1.06%
Adjusted return on average assets (non-GAAP)	0.70%	1.13%	1.11%	1.06%	1.10%

Calculation of Return on Tangible Common Equity

Net income available to common stockholders	$45,589	$256,412	$173,152	$92,549	$65,095
Amortization of intangibles, net of taxes	3,026	11,756	8,721	5,600	2,575
Total income available to common stockholders	$48,615	$268,168	$181,873	$98,149	$67,670
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	365	365	-	-
Gain on sale of intellectual property	-	(750)	(750)	-	-
Gain on insurance settlement	-	(4,074)	-	-	-
Donation to Simmons First Foundation	-	1,738	1,738	1,738	-
Merger related costs	1,396	22,476	22,441	21,019	1,886
Branch right sizing (net)	979	3,628	2,524	1,289	909
Day 2 CECL provision	-	33,779	33,779	33,779	-
Tax effect of certain items (2)	(621)	(14,939)	(15,707)	(15,113)	(731)
Adjusted earnings (non-GAAP)	47,343	298,635	217,542	135,261	67,159
Amortization of intangibles, net of taxes	3,026	11,756	8,721	5,600	2,575
Total adjusted earnings available to common stockholders (non-GAAP)	$50,369	$310,391	$226,263	$140,861	$69,734

Average common stockholders' equity	$3,370,651	$3,259,664	$3,274,743	$3,265,935	$3,169,108
Average intangible assets:
Goodwill	(1,319,624)	(1,266,762)	(1,252,486)	(1,223,352)	(1,146,034)
Other intangibles	(127,394)	(121,622)	(118,385)	(109,575)	(104,905)
Total average intangibles	(1,447,018)	(1,388,384)	(1,370,871)	(1,332,927)	(1,250,939)
Average tangible common stockholders' equity (non-GAAP)	$1,923,633	$1,871,280	$1,903,872	$1,933,008	$1,918,169

Return on average common equity	5.49%	7.87%	7.07%	5.71%	8.33%
Return on tangible common equity	10.25%	14.33%	12.77%	10.24%	14.31%
Adjusted return on average common equity (non-GAAP)	5.70%	9.16%	8.88%	8.35%	8.59%
Adjusted return on tangible common equity (non-GAAP)	10.62%	16.59%	15.89%	14.70%	14.74%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)

Noninterest expense (efficiency ratio numerator)	$143,228	$566,748	$424,173	$285,230	$128,417
Certain noninterest expense items (non-GAAP)
Merger related costs	(1,396)	(22,476)	(22,441)	(21,019)	(1,886)
Donation to Simmons First Foundation	-	(1,738)	(1,738)	(1,738)	-
Branch right sizing expense	(979)	(3,475)	(2,371)	(1,201)	(909)
Other real estate and foreclosure expense adjustment	(186)	(1,003)	(653)	(485)	(343)
Amortization of intangibles adjustment	(4,096)	(15,915)	(11,807)	(7,582)	(3,486)
Adjusted efficiency ratio numerator	$136,571	$522,141	$385,163	$253,205	$121,793

Net interest income	$177,835	$717,316	$524,290	$330,705	$145,606
Noninterest income	45,835	170,066	125,419	82,396	42,218
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,311	24,671	17,901	11,698	5,602
Efficiency ratio denominator	229,981	912,053	667,610	424,799	193,426

Certain noninterest income items (non-GAAP)
Gain on insurance settlement	-	(4,074)	-	-	-
(Gain) loss from early retirement of TruPS	-	365	365	-	-
Gain on sale of intellectual property	-	(750)	(750)	-	-
Gain on sale of branches	-	-	-	-	-
Branch right sizing income	-	153	153	88	-
(Gain) loss on sale of securities	-	278	226	204	54
Adjusted efficiency ratio denominator	$229,981	$908,025	$667,604	$425,091	$193,480

Efficiency ratio (1)	62.28%	62.14%	63.54%	67.14%	66.39%
Adjusted efficiency ratio (non-GAAP) (1)	59.38%	57.50%	57.69%	59.56%	62.95%

 (1) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

 (2) Effective tax rate of 26.135%.